Deal Name: 2005 HE3

Instructions: Please also provide info on conforming and non-conforming pool (cells have already been formatted in column B, C, D, E)

	aggregate pool	group: I	group: II	group: ______
gross WAC (%)	7.03%	6.77%	7.28%

wtd avg FICO	643	644	642
FICO < 600 (%)	21%	20%	22%
FICO 600-650 (%)	34%	35%	34%

wtd avg CLTV (%)	83%	81%	84%
CLTV = 80 (%)	45%	55%	37%
CLTV > 80.01 (%)	37%	28%	45%
LTV 95.01 -100 (%)	10%	3%	16%
Full Doc (%)	43%	45%	41%
Stated Doc (%)	40%	43%	38%

purch (%)	51%	51%	50%
CO refi (%)	40%	38%	41%
Own Occ (%) (excludes second home)	95%	95%	95%
Prepay Penalty (%)	72%	70%	72%
wtd avg DTI (%)	40%	42%	39%
ARM ? (%)	82%	88%	76%
2/28 (%)	75%	81%	70%
3/27 (%)	3%	3%	2%
1st Lien (%)	90%	98%	83%
Avg Loan Balance	$ 184,606	$197,120.30	$174,442.08
# of Loans	4603	2063	2540
Loan Bal < $100k (%)	11%	6%	17%
Mtg Rates > 12% (%)	0%	0%	0%
Manuf Housing (%)	1%	0	1%

(%) & largest state code	52.38% (CA)	43.92% (CA)	60.15% (CA)
silent 2nd (%)	43%	51%	36%
IO loans (%)	28%	24%	32%
5yr IO (%)	100	100	100
2 yr IO (%)	0%	0%	0%
IO: FICO	666	676	660
IO LTV (%)	82%	81%	82%
IO DTI (%)	39%	40%	38%
IO full doc (%)	50%	52%	49%
IO: purch (%)	53%	61%	48%